Exhibit 3

Names and Addresses of the Underwriters

Banco Bilbao Vizcaya Argentaria, S.A.

One Canada Square, 44th Floor

Canary Wharf

London E14 5AA

United Kingdom

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

HSBC Continental Europe

38, avenue Kléber

75116 Paris

France

Natixis Securities Americas LLC

1251 Avenue of the Americas, 4th Floor

New York, New York 10020

United States of America